UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	001-31470	33-0430755
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 30, 2012, Plains Exploration & Production Company (“PXP”) closed its previously announced acquisition of certain oil and natural gas interests in and near the Holstein, Diana, Hoover, Horn Mountain, Marlin, Dorado, King and Ram Powell Fields located in the Gulf of Mexico from BP Exploration & Production Inc. and BP America Production Company (collectively, “BP”), subject to customary post-closing adjustments. After pre-closing adjustments from the effective date of October 1, 2012, which resulted in a reduction to the $5.55 billion purchase price of approximately $191.0 million, PXP paid $5.36 billion in cash, which includes the deposit of $555 million previously paid by PXP to BP. In addition to the acquisition of assets from BP, on November 30, 2012, PXP closed its previously announced acquisition of certain oil and natural gas interests in the Holstein Field located in the Gulf of Mexico from Shell Offshore Inc. (“Shell”), subject to customary post-closing adjustments. After pre-closing adjustments from the effective date of October 1, 2012, which resulted in a reduction to the $560 million purchase price of approximately $27.9 million, PXP paid $532.1 million in cash. PXP funded the acquisitions from BP and Shell with borrowings under its Amended Credit Agreement (as defined below) and the net proceeds from the issuance of senior notes in October 2012.

The foregoing description of PXP’s acquisitions from BP and Shell does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, dated as of September 4, 2012, and effective as of October 1, 2012, by and among BP and PXP and to the Purchase and Sale Agreement, dated as of September 7, 2012, and effective as of October 1, 2012, by and between PXP and Shell, respectively, which are filed as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, and incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 30, 2012, PXP entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Amended Credit Agreement”), which amends and restates PXP’s senior revolving credit facility that closed on August 3, 2010 (as amended to date, the “Prior Credit Facility”). The Amended Credit Agreement provides for (i) a 5-year revolving line of credit, a 5-year term loan and a 7-year term loan and (ii) an initial borrowing base of $5,175,000,000 which will be redetermined on an annual basis, with PXP and the revolving lenders each having the right to one annual interim unscheduled redetermination, and adjusted based on PXP’s oil and gas properties, reserves, other indebtedness (including the outstanding commitments under the credit agreement dated November 18, 2011 among PXP’s subsidiary, Plains Offshore Operations Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time (as amended, the “POOI Credit Agreement”)) and other relevant factors. The aggregate commitments of the revolving lenders under the Amended Credit Agreement are $3,000,000,000 and can be increased to $3,600,000,000 if certain conditions are met. The aggregate commitments of the 5-year term loan lenders are $750,000,000 and the aggregate commitments of the 7-year term loan lenders are $1,250,000,000. The revolving line of credit under the Amended Credit Agreement also includes a $750,000,000 sub limit on letters of credit and a $100,000,000 sub limit for swingline loans.

To secure borrowings under the Amended Credit Agreement, PXP has pledged 100% of the shares of stock in certain of its domestic subsidiaries and 65% of the shares in certain of its foreign subsidiaries, and has mortgaged at least 75% of the discounted present value of its domestic proved oil and gas properties.

Revolving amounts borrowed under the Amended Credit Agreement bear an interest rate, at PXP’s election, equal to either: (i) the Eurodollar rate, which is based on LIBOR, plus an additional variable amount ranging from 1.50% to 2.50%; (ii) a variable amount ranging from 0.50% to 1.50% plus the ABR, which will be the greater of (1) the prime rate, as determined by JPMorgan Chase Bank, N.A., (2) the federal funds rate, plus 0.50%, and (3) the adjusted one-month LIBOR plus 1.00%; or (iii) the over-night federal funds rate plus an additional variable amount ranging from 1.50% to 2.50% for swingline loans. The Eurodollar spread and the ABR spread set forth above will be increased 0.25% while any term loans are outstanding. The additional variable amount of interest payable on outstanding revolving borrowings is based on the utilization rate as a percentage of the total amount of funds borrowed under the Amended Credit Agreement and the POOI Credit Agreement to the borrowing base. The 5-year and 7-year term loans bear an interest rate, at PXP’s election, equal to either: (i) the Eurodollar rate, which is based on LIBOR, plus 3.00% or (ii) 2.00% plus the ABR, which will be the greater of (1) the prime rate, as determined by JPMorgan Chase Bank, N.A., (2) the federal funds rate, plus 0.50%, and (3) the adjusted one-month LIBOR plus 1.00%. Notwithstanding the foregoing, in no event shall the LIBOR rate for any

7-year term loan be less than 1.00% per year. Letter of credit fees under PXP’s Amended Credit Agreement are based on the utilization rate and range from 1.50% to 2.50% and will be increased by 0.25% while any term loans are outstanding. Commitment fees are based on the utilization rate and range from 0.375% to 0.50% of the amount available for borrowing.

PXP’s Amended Credit Agreement contains negative covenants that limit its ability, as well as the ability of its restricted subsidiaries, among other things, to incur additional debt or guarantee other indebtedness, pay dividends on stock, make distributions of cash or property, change the nature of its business or operations, redeem stock or redeem subordinated debt, make investments, create liens, sell certain assets including capital stock of subsidiaries, enter into agreements that restrict dividends from subsidiaries, enter into certain types of swap agreements, enter into take-or-pay or other prepayment arrangements, merge or consolidate and enter into transactions with affiliates. In addition, PXP is required to maintain a ratio of debt to EBITDAX (as defined in the Amended Credit Agreement) of no greater than 4.5 to 1.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

(b) Pro Forma Financial Information

The historical interim information of the businesses acquired and the pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K will be filed by amendment not later than 71 calendar days from the date this report is required to be filed. The audited Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of BP Exploration & Production Inc. and BP America Production Company and of the Holstein Field Working Interest for each of the three years ended December 31, 2011, 2010 and 2009 are included as Exhibits 99.1 and 99.2, respectively, hereto.

(d) Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement dated as of September 4, 2012, and effective as of October 1, 2012, by and among BP Exploration & Production Inc., BP America Production Company and Plains Exploration & Production Company (incorporated by reference to Exhibit 2.1 to PXP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, File No. 1-31470).

2.2	Purchase and Sale Agreement dated as of September 7, 2012, and effective as of October 1, 2012, by and between Shell Offshore Inc. and Plains Exploration & Production Company (incorporated by reference to Exhibit 2.2 to PXP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, File No. 1-31470).

4.1	Amended and Restated Credit Agreement, dated as of November 30, 2012, among Plains Exploration & Production Company, as borrower, each of the lenders signatory thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Audited Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of BP Exploration & Production Inc. and BP America Production Company for each of the three years ended December 31, 2011, 2010 and 2009 (incorporated by reference to Exhibit 99.1 to PXP’s Current Report on Form 8-K filed October 23, 2012, File No. 1-31470).

99.2	Audited Statements of Revenues and Direct Operating Expenses of the Holstein Field Working Interest for each of the three years ended December 31, 2011, 2010 and 2009 (incorporated by reference to Exhibit 99.2 to PXP’s Current Report on Form 8-K filed October 23, 2012, File No. 1-31470).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: November 30, 2012	/s/ Nancy I. Williams
Nancy I. Williams Vice President—Accounting, Controller & Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement dated as of September 4, 2012, and effective as of October 1, 2012, by and among BP Exploration & Production, Inc. BP America Production Company and Plains Exploration & Production Company (incorporated by reference to Exhibit 2.1 to PXP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, File No. 1-31470).

2.2	Purchase and Sale Agreement dated as of September 7, 2012, and effective as of October 1, 2012, by and between Shell Offshore Inc. and Plains Exploration & Production Company (incorporated by reference to Exhibit 2.2 to PXP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, File No. 1-31470).

4.1	Amended and Restated Credit Agreement, dated as of November 30, 2012, among Plains Exploration & Production Company, as borrower, each of the lenders signatory thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Audited Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of BP Exploration & Production Inc. and BP America Production Company for each of the three years ended December 31, 2011, 2010 and 2009 (incorporated by reference to Exhibit 99.1 to PXP’s Current Report on Form 8-K filed October 23, 2012, File No. 1-31470).

99.2	Audited Statements of Revenues and Direct Operating Expenses of the Holstein Field Working Interest for each of the three years ended December 31, 2011, 2010 and 2009 (incorporated by reference to Exhibit 99.2 to PXP’s Current Report on Form 8-K filed October 23, 2012, File No. 1-31470).